UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2025

Tenaya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40656	81-3789973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard Suite 500
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 825-6990

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Accounting Officer

Effective February 6, 2025, Mr. Tomohiro Higa, Senior Vice President, Finance, of Tenaya Therapeutics, Inc. (the “Company”), will assume the role of Interim Principal Accounting Officer (“Interim PAO”) for the Company in addition to his role as Senior Vice President, Finance.

Mr. Higa, age 56, has served as Tenaya’s Senior Vice President, Finance since January 2025 and previously as Vice President, Finance, from January 2020 until January 2025. Prior to joining the Company, Mr. Higa was Senior Director, Finance at CytomX Therapeutics, Inc. from January 2018 to January 2020 and as Senior Director, Finance at OncoMed Pharmaceuticals, Inc. from December 2014 to April 2017, each a publicly traded biopharmaceutical company. From 2006 to October 2014, he held various roles of increasing responsibility in the finance department at Amgen Inc. (“Amgen”) culminating in Director, Finance – Global Operations. Prior to Amgen, he served in several finance focused roles, including as Associate Director, Corporate Finance at Abgenix, Inc. and as Manager, Financial Planning & Analysis at Ventro Corporation (formerly Chemdex Corporation). Mr. Higa holds a B.A. in Economics from The University of Chicago and an M.B.A. from The University of Chicago Booth School of Business.

There are no arrangements or understandings between Mr. Higa and any other persons in connection with Mr. Higa’s appointment as Interim PAO. Mr. Higa has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act. Mr. Higa is continuing under the terms of his existing compensation arrangement with the Company.

In connection with Mr. Higa’s appointment, the Company plans to enter into its standard form of director and officer indemnification agreement with Mr. Higa. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of such agreement, the form of which was filed as Exhibit 10.1 to the Company’s registration statement on Form S-1/A, filed with the SEC on June 26, 2021, and incorporated in this Item 5.02 by reference.

(e) Repricing of Designated Underwater Options

The Board of Directors (the “Board”) of the Company approved an option repricing applicable to Faraz Ali, the Company’s Chief Executive Officer, effective as of February 6, 2025 (the “Effective Date”), which mirrored the terms of a repricing approved on January 24, 2025 applicable to certain other service providers as described on the Form 8-K filed by the Company on January 28, 2025 (the “Employee Repricing”), except that for Mr. Ali, the options eligible for repricing were limited to options with higher exercise prices than those eligible for the Employee Repricing. The repricing approved by the Board applied to nonstatutory stock options to purchase shares of the Company’s common stock that: (i) were granted to Mr. Ali under the Company’s Amended and Restated 2016 Equity Incentive Plan, as amended (the “2016 Plan”), and/or the Company’s 2021 Equity Incentive Plan (together with the 2016 Plan, the “Plans”) and applicable award agreements thereunder; (ii) as of the Effective Date, were held by Mr. Ali; and (iii) had an exercise price per share greater than $5.25 (the “Eligible Options”).

The new exercise price for Mr. Ali’s repriced options is $1.21 per share, which was the higher of the closing price of the Company’s common stock on the Effective Date and the closing price of the Company’s common stock on the effective date of the Employee Repricing. However, if Mr. Ali exercises a repriced Eligible Option before the Retention Goal Achievement (as defined below), he will be required to pay a premium exercise price that is equal to the exercise price per share of such Eligible Option immediately prior to the Effective Date. There was no change to the expiration dates or service-based vesting criteria of, or number of shares underlying, the Eligible Options and such options remain subject to the terms of the applicable Plans and award agreements. For the purposes of the repricing, “Retention Goal Achievement” means either (i) Mr. Ali has remained a Service Provider (as defined in the Plan under which the applicable option was granted) through the period that begins on the Effective Date and ends on July 24, 2025 (the “Retention Date”); or (ii) a Change in Control (as defined in the Plan under which the applicable option was granted) happens after the Effective Date but prior to the Retention Date while Mr. Ali remains a Service Provider.

The Board approved the repricing following careful consideration of various alternatives and a review of other applicable factors and receipt of the advice of the Company’s independent compensation consultant. The repricing, including the provision of the Retention Goal Achievement, was designed with the objectives of retaining and motivating Mr. Ali to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. As of the date of approval of the repricing, a substantial majority of the stock options held by Mr. Ali were “underwater,” with exercise prices per share above the current market price of a share of the Company’s common stock. The total number of shares underlying Mr. Ali’s repriced options was approximately 915,875 shares. The repriced options previously had exercise prices ranging from $5.64 to $15.19 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: February 7, 2025